HUBCO, INC.:
Kenneth T. Neilson, Chairman                Joseph F. Hurley
President & CEO                             Executive Vice President & CFO
(201) 236-2631                              (201) 236-6141

FOR IMMEDIATE RELEASE
August 21, 1998

         HUBCO, INC. COMPLETES DIME FINANCIAL CORPORATION MERGER

Mahwah, New Jersey, August 21, 1998 -- HUBCO, Inc. (NASDAQ:HUBC) today closed its acquisition of Dime Financial Corporation (NASDQ:DIBK) and the merger of The Dime Savings Bank of Wallingford into Lafayette American Bank, HUBCO's Connecticut banking subsidiary. In the Merger each share of Dime Financial common stock will be converted into the right to receive 1.0815 share of HUBCO's common stock which reflects an adjustment for HUBCO's recently announced 3% stock dividend. This merger reinforces Lafayette American Bank's position as one of the leading financial service providers in the state.

In addition to Lafayette American Bank, HUBCO's presence in the Tri-state area is fortified by its New Jersey and New York subsidiaries, Hudson United Bank and Bank of the Hudson, respectively. All three banks provide a full complement of commercial and consumer banking services delivered with the personalized service of a true community bank.

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